SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 30, 2008

Date of earliest event reported November 21, 2007

ADCARE HEALTH SYSTEMS, INC.

(Exact Name of Registrant as specified in its Charter)

Ohio                                                                333-131542

(State of Other Jurisdiction                                      (Commission file Number)

                                              of Incorporation)

31-1332119

(IRS Employer Identification No.)

5057 Troy Road, Springfield, Ohio  45502-9032

(Address of principal executive offices)  (Zip code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 8.01.  Other Information.

This Form 8-K/A amends the Form 8-K filed by AdCare Health Systems, Inc. (the “Company”) on November 21, 2007 and amended on February 26, 2008.  The Board of Directors of the Company previously authorized the issuance of warrants to purchase 1,102,710 shares for the Company’s common stock to certain officers and directors (the “Warrants”).  The issuance of the Warrants was authorized by the Board of Directors of the Company on November 16, 2007. The purpose of the issuance of the Warrants was to recognize that the Company is dependent on its management team and directors and that a loss of any of these individuals could harm the business of the Company.  Approval of the issuance of the Warrants was set to be considered pursuant to a vote of the shareholders at the Company’s upcoming annual meeting on June 6, 2008.

Based on current conditions, the Board of Directors of the Company have elected to rescind the Warrants and will no longer seek approval of the issuance of those Warrants at the upcoming annual meeting on June 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  May 30, 2008

                        ADCARE HEALTH SYSTEMS, INC.

                        By:  /s/ Scott Cunningham

                        Name: Scott Cunningham

                       Title:  Chief Financial Officer